EXHIBIT 99.1

CONTACT:	-OR-	INVESTOR RELATIONS:
Prospect Medical Holdings, Inc.		The Equity Group Inc.
Linda Hodges, Vice President		Devin Sullivan
(714) 796-4271		(212) 836-9608
Linda.hodges@prospectmedical.com		dsullivan@equityny.com

FOR IMMEDIATE RELEASE

PROSPECT MEDICAL HOLDINGS ENTERS INTO AMENDMENTS WITH LENDERS;

RECEIVES WAIVERS OF ALL ASSERTED EVENTS OF DEFAULT

Los Angeles, CA — June 30, 2009 — Prospect Medical Holdings, Inc. (NYSE Amex: PZZ) (“Prospect” or “the Company”), which owns and operates five hospitals and manages the medical care of HMO enrollees in Southern California, today announced that the Company and its lenders have successfully entered into amendments to Prospect’s first and second lien credit agreements, waiving all asserted events of default under those credit facilities, borrowings under which totaled $137.8 million at March 31, 2009. The Company also entered into an amendment and waiver of cross-defaults under the Company’s interest rate swap agreements related to the loans.

As previously disclosed, the lenders had asserted that Prospect was in default of a requirement to sell a certain business unit by a specified date (“the Specified Business Unit”). The lenders had also asserted certain defaults associated with the Company’s incremental $2.5 million investment to acquire a majority stake in Brotman Medical Center, Inc. (“Brotman”).

Prospect disputed the lenders’ characterization of these matters, while the parties engaged in discussions that ultimately led to the successful resolution reflected in the amendments.  A Report on Form 8-K has been filed with the Securities and Exchange Commission detailing the terms of the amendments, which include:

•      Waiver of the asserted default related to selling the Specified Business Unit by a specified date, which sale the Company determined was not in the best interests of the Company or its lenders;

•      Waiver of asserted defaults associated with the Company’s increased ownership stake in Brotman;

•      Termination of default interest rates on the loans;

•      Adjustment of the minimum annual EBITDA covenant to reflect the continued inclusion of the Specified Business Unit going forward - to $32 million under the first lien credit facility and $31 million under the second lien credit facility;

•      Increase the annual permitted investment threshold by $1 million on each credit facility, to $3 million under the first lien credit facility and $3.5 million under the second lien credit facility;

•      Require Prospect to pay off the loans no later than October 31, 2009 (a “Refinancing”), with failure to do so being an immediate event of default;

•      In the event that a complete Refinancing has not occurred by October 31, 2009, require the Company to make a supplemental principal payment of $5 million using its excess cash reserves;

•      Remove the remaining 1% prepayment penalty associated with the first lien loans;

•      Reduce the interest make-whole and prepayment penalties associated with the second lien loans to a combined 5% through October 31, 2009, declining thereafter in accordance with the existing credit agreements and amendments; and

•      Provide a full release of the Administrative Agents and lenders through the date of execution of the amendments.

The Company did not pay any fees in connection with these credit and swap agreement waivers and amendments.

As previously announced, Prospect has formally engaged investment bankers to undertake a Refinancing of the current debt, and remains optimistic that it will be able to complete such a Refinancing - on more attractive terms and with a capital partner fully aligned with the Company’s strong performance and disciplined future expansion plans.

ABOUT PROSPECT MEDICAL HOLDINGS

Prospect Medical Holdings operates five hospitals in the greater Los Angeles area and manages the medical care of approximately 183,000 individuals enrolled in HMO plans in Southern California, through a network of approximately 14,000 specialist and primary care physicians.

This press release contains forward-looking statements.  Additional written or oral forward-looking statements may be made by Prospect from time to time, in filings with the Securities and Exchange Commission, or otherwise.  Statements contained herein that are not historical facts are forward-looking statements.  Investors are cautioned that forward-looking statements, including the statements regarding anticipated or expected results, involve risks and uncertainties which may affect the Company’s business and prospects, including those outlined in Prospect’s Form 10-K filed on December 29, 2008, as well as risks and uncertainties arising from Prospect’s acquisition of Alta and ProMed, and the debt incurred by Prospect in connection with those acquisitions.  Any forward-looking statements contained in this press release represent our estimates only as of the date hereof, or as of such earlier dates as are indicated, and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

### #### ###